RAFFERTY ASSET MANAGEMENT, LLC
                           500 Fifth Avenue, Suite 415
                            New York, New York 10110




April 30, 2004

The Potomac Insurance Trust
500 Fifth Avenue, Suite 415
New York, New York 10110


Gentlemen:

      Please be advised that the 2,500 shares of Class A of each of the Evolution VP Managed Bond Fund and the Evolution VP Managed Equity Fund which we have purchased from you in the aggregate amount of $100,000 were purchased as an investment with no present intention of redeeming or selling such shares and we do not now have any intention of redeeming or selling such shares.



                                          Very truly yours,

                                          RAFFERTY ASSET MANAGEMENT, LLC



                                          By:  /s/ Daniel D. O'Neill
                                               ---------------------
                                               Daniel D. O'Neill
                                               Managing Director